SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         FIRST SOUTH BANCORP, INC
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
 [ ]  $125 per Exchange  Act Rules 0-11(e)(1)(ii),  14a-6(i)(1) or Item 22(a)(2)
      of Schedule 14A.
 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                            FIRST SOUTH BANCORP, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

         The Annual Meeting of the Shareholders of First South Bancorp, Inc. will be held at the First South Center, 1460 John B. White, Sr. Blvd., Spartanburg, South Carolina, on June 27, 2007, at 3:00 p.m., for the following purposes:

     (1) To elect three directors to each serve for a three-year term, or until their successors are duly elected and qualified;

     (2) To ratify the selection of Cherry, Bekaert & Holland, L.L.P. as the Company's independent auditors; and

     (3) To act upon other such matters as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on May 15, 2007, are entitled to notice of and to vote at the meeting. In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy. The Company's Board of Directors unanimously recommends a vote FOR approval of all of the proposals presented.

        Returning the signed proxy will not prevent a record owner of shares from voting in person at the meeting.

        Included with this notice is the Company's 2007 Proxy Statement and 2006 Annual Report to Shareholders.

                                            By Order of the Board of Directors




May 25, 2007                                V. Lewis Shuler
                                            Secretary

                            FIRST SOUTH BANCORP, INC.
                          1450 John B. White Sr. Blvd.
                        Spartanburg, South Carolina 29306
                                 (864) 595-0455

                                 PROXY STATEMENT

         We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of First South Bancorp, Inc. for use at our Annual Meeting of Shareholders to be held at 3:00 p.m. on June 27, 2007, at the First South Center, 1460 John B. White, Sr. Blvd., Spartanburg, South Carolina. A Notice of Annual Meeting is attached to this proxy statement, and a form of proxy is enclosed. We first began mailing this proxy statement to shareholders on or about May 25, 2007. We are paying the cost of this solicitation. The only method of solicitation we will use, other than the mail, is personal, telephone or other electronic contact by our directors and regular employees.

        Throughout this Proxy Statement, we use terms such as "we," "us," "our" and "our Company" to refer to First South Bancorp, Inc. and terms such as "you" and "your" to refer to our shareholders.


                                  ANNUAL REPORT

        Our  Annual  Report to  Shareholders  covering  our  fiscal  year  ended
December 31,  2006,  including  financial  statements,  is enclosed.  The Annual
Report to Shareholders does not form any part of the material for the solicitation of proxies.


                                VOTING PROCEDURES
Voting

        If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record, you can also attend the Annual Meeting and vote in person. If you hold your shares in street name with a broker or other nominee, you can direct your vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. If you hold your shares in street name, you may attend the Annual Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.


Revocation of Proxy

        If you are a record shareholder and execute and deliver a proxy, you have the right to revoke it at any time before it is voted by delivering to Barry L. Slider, President, First South Bancorp, Inc., 1450 John B. White Sr. Blvd., Spartanburg, South Carolina 29306, or by mailing to Mr. Slider at Post Office Box 1928, Spartanburg, South Carolina 29304, an instrument which by its terms revokes the proxy. If you are a record shareholder, you may also revoke your proxy by delivering to us a duly executed proxy bearing a later date. Written notice of your revocation of a proxy or delivery of a later dated proxy will be effective when we receive it. Your attendance at the Annual Meeting will not in itself constitute revocation of a proxy. However, if you are a record shareholder and desire to do so you may attend the meeting and vote in person in which case the proxy will not be used. If you hold your shares in street name with a broker or other nominee, you may change or revoke your proxy instructions by submitting new voting instructions to the broker or other nominee.


Quorum and Voting

        At the close of business on April 30, 2007, there were outstanding 2,160,038 shares of our common stock (no par value). Each share outstanding will be entitled to one vote upon each matter submitted at the meeting. You are only entitled to notice of and to vote at the meeting if you were a stockholder of record at the close of business on May 15, 2007 (the "Record Date").

        One-third of the shares entitled to be voted at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

        If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. "Plurality" means that if there are more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. Cumulative voting is not permitted. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of our common stock voted in favor of the matter exceeds the number of shares of our common stock voted against the matter.


Actions to be taken by the Proxies

        Our Board of Directors selected the persons named as proxies. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless you otherwise specify therein, your proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors and "FOR" ratification of Cherry, Bekaert & Holland, L.L.P. as independent auditors for the year ended December 31, 2007. In each case where you have appropriately specified how your proxy is to be voted, it will be voted in accordance with your specifications. Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

        If you wish to submit proposals for the consideration of the shareholders at the 2008 Annual Meeting you may do so by mailing them in writing to Barry L. Slider, President, First South Bancorp, Inc., Post Office Box 1928, Spartanburg, South Carolina 29304, or by delivering them in writing to Mr. Slider at our main office, 1450 John B. White Sr. Blvd., Spartanburg, South Carolina 29306. You must send or deliver written proposals in time for us to receive them prior to January 25, 2008, if you want us to include them, if otherwise appropriate, in our Proxy Statement and form of Proxy relating to that meeting. If we do not receive notice of a shareholder proposal prior to April 10, 2008, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The table below shows information as of April 30, 2007 about the number of shares owned and the percentage of our outstanding common stock such number represents for all of our directors and executive officers and for all persons who are currently beneficial owners of 5% or more of our common stock.

Name (and Address of 5% Owners)         Amount and Nature of          % of Class
                                        Beneficial Ownership
--------------------------------        --------------------          ----------
Harold E. Fleming, M.D. (1)                  30,780                     1.43
Joel C. Griffin (2)                          32,516                     1.51
Roger A. F. Habisreutinger (3)              163,401                     7.58
   408 Main Street
   Spartanburg, SC
Herman E. Ratchford                         228,863                    10.62
   3808 Edgewater Drive
   Gastonia, NC
Chandrakant V. Shanbhag (4)                 148,665                     6.90
   1614 Holly Berry Lane
   Spartanburg, SC
V. Lewis Shuler (5)                          46,679                     2.12
Barry L. Slider (6)                         114,533                     5.21
David G. White (7)                           67,848                     3.15
                                            -------

All directors and executive
officers as a group (8 persons) (8)         833,285                    38.52

--------------------

(1) Includes 180 shares owned by a family member of Dr. Fleming as to which he disclaims beneficial ownership. Of the total shares shown as beneficially owned, 16,209 are pledged as collateral.
(2) Of the total shares shown as beneficially owned, 32,516 are pledged as collateral.
(3) Includes 32,744 shares owned jointly with his wife; 15,000 shares owned by his wife; 57,922 shares owned by other family members; and 42,020 shares owned by a trust as to which Mr. Habisreutinger disclaims beneficial ownership.
(4) Includes 54,000 shares owned jointly with his wife and 360 shares owned by minor children. Of the total shares shown as beneficially owned, 83,935 are pledged as collateral.
(5)  Includes 14,829 shares subject to presently exercisable options.
(6) Includes 3,063 shares owned jointly with his wife; 360 shares owned by children; 18,272 shares owned by his wife as to which Mr. Slider disclaims beneficial ownership; and 26,322 shares subject to presently exercisable options. Of the total shares shown as beneficially owned, 14,339 are pledged as collateral.
(7) Includes 900 shares owned by minor children; and 1,080 shares owned by his wife as to which Mr. White disclaims beneficial ownership.
(8)  Includes 41,151 shares subject to currently exercisable options.

Except as otherwise indicated, to the knowledge of management, all shares are owned directly with sole voting power.

                              ELECTION OF DIRECTORS

        Our Board of Directors has set the number of directors to serve after the annual meeting at seven, and three directors are to be elected at the Annual Meeting. Our Board has nominated Harold E. Fleming, Joel C. Griffin and Barry L. Slider to each serve three year terms that will expire at our 2010 Annual Meeting of Shareholders. The nominees are all currently serving as our directors. No other nominations have been made in writing and given to our Secretary in accordance with the procedures set forth below under "GOVERNANCE MATTERS - Director Nomination Process." Accordingly, no other nominations are permitted to be made for the 2007 Annual Meeting.

        The persons named in the enclosed form of proxy intend to vote for the election as directors of Messrs. Fleming, Griffin and Slider. Unless you indicate a contrary specification, the enclosed form of proxy will be voted FOR such nominees. In the event that any such nominee is not available to serve by reason of any unforeseen contingency, the persons acting under the proxy intend to vote for the election, in his stead, of such other person as our Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

                                   MANAGEMENT


Director Nominees and Continuing Directors

        The table below shows, as to each director and director nominee, his name, age, positions held with us and principal occupation for the past five years and the period during which he has served as our director. Our directors serve until the Annual Meeting for the year indicated or until their successors are elected and qualified. Each of the persons listed in the table as a nominee is a Board of Directors' nominee for election as our director.

NAME                          AGE                PRINCIPAL OCCUPATION                      DIRECTOR SINCE*
----                          ---                --------------------                      ---------------

         Nominees for the Board of Directors whose terms of office will continue until our Annual Meeting of Shareholders in 2010 are:


Harold E. Fleming              66       Physician, Cardio Medical Associates                    1996


Joel C. Griffin                53       President, Griffin Gear, Inc. (specialized              1996
                                        gear manufacturing)

Barry L. Slider                54       President & Chief  Executive  Officer of our
                                        Company and First South Bank (since 1996),
                                        Senior Vice President, Branch Banking & Trust
                                        Company,  Spartanburg, S.C. (1985-1995)                 1996

         Members of the Board of Directors whose terms of office will continue until our Annual Meeting of Shareholders in 2009 are:

Roger A. F. Habisreutinger     65       Chairman of the Board of our Company and First          1996
                                        South Bank; President, Champion Investment Corp.

Chandrakant V. Shanbhag        57       Chief Executive Officer, D.C. Motors & Control,         1996
                                        Inc.

         Members of the Board of Directors whose terms of office will continue until our Annual Meeting of Shareholders in 2008 are:

Herman E. Ratchford            74       Chairman and Chief Executive Officer, Triangle          1998
                                        Real Estate of Gastonia (construction)

David G. White                 51       Attorney,  David G. White, PA                           1996
_________________________

*Includes membership on the Board of Directors of First South Bank prior to our organization as a holding company for First South Bank in 1999. Each person also currently serves as a director of First South Bank.

         None of the principal executive officers nor any directors or director nominees are related by blood, marriage or adoption in the degree of first cousin or closer.


Executive Officers

         Our executive officers are Barry L. Slider and V. Lewis Shuler. Information about Mr. Slider is set forth above under "-- Director Nominees and Continuing Directors." Mr. Shuler (age 63) has served as our Executive Vice President and Chief Financial Officer since 1996. Prior to his employment with us, Mr. Shuler served as Senior Vice President/Treasurer of First Community Bank from 1987 to 1996.

                      COMMITTEES OF OUR BOARD OF DIRECTORS


Nominating Committee

        Our Board of Directors does not have a separate nominating committee. Rather, our entire Board of Directors acts as nominating committee. Based on our size, the small geographic area in which we do business and the desirability of our directors being a part of the communities we serve and familiar with our customers, we do not believe we would derive any significant benefit from a separate nominating committee. The members of the Board of Directors are not all independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented (the "Nasdaq Rules"). We do not have a Nominating Committee charter.


Audit Committee

        We have a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee provides general oversight of financial reporting and the adequacy of our internal controls. The Audit Committee functions by meeting with the independent auditors and by contact with members of management concerned with financial and control functions. The Audit Committee is comprised of Messrs. Harold E. Fleming, Chairman, Herman E. Ratchford, Chandrakant V. Shanbhag, and David G. White and met four times in 2006. Each member of the Audit Committee is independent as defined in the Nasdaq Rules. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter was attached to the proxy statement provided in connection with our 2005 annual meeting of shareholders.


Compensation Committee

        Our Board of Directors has delegated to the Compensation Committee authority and responsibility with respect to all matters related to compensation for our Chief Executive Officer. Our Chief Executive Officer makes recommendations relating to the elements and amounts of his compensation, as well as recommendations with respect to elements and amounts of director compensation. The Committee may take these recommendations into consideration in its deliberations. The Compensation Committee does not delegate its authority with respect to our Chief Executive Officer's compensation to any other persons. However, the Committee does delegate responsibility for setting our Chief Financial Officer's compensation to our Chief Executive Officer, and delegates responsibility for administering parts of our compensation programs to our human resources staff. Neither the Committee nor management uses compensation consultants to determine the amount or form of chief executive or director compensation. The members of the Compensation Committee are Messrs. David G. White, Chairman, Roger A. F. Habisreutinger, Chandrakant V. Shanbhag, and Herman
E. Ratchford. Each member of the Compensation Committee is independent as defined in the Nasdaq Rules. The Compensation Committee met three times during 2006. We do not have a Compensation Committee charter.

                               GOVERNANCE MATTERS


Director Independence

        Our Board of Directors has determined that none of our directors, except Barry L. Slider, our President and Chief Executive Officer, has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is independent as defined in the Nasdaq Rules. As disclosed under "Transactions with Related Persons" our independent directors and some of their affiliates from time to time have loan and deposit relationships with our Bank. These relationships are not considered by our Board to compromise their independence.


Director Nomination Process

        In recommending director candidates, our Board takes into consideration such factors as it deems appropriate based on our current needs. These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, interpersonal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background and other Board members' experience and business background, as well as the candidate's ability to devote the required time and effort to serve on our Board. Our Board does not have any specific process for identifying director candidates. Candidates are routinely identified through personal and business relationships and contacts of the directors and executive officers.

        The Board will consider for nomination by the Board director candidates shareholders recommend if you comply with the following requirements. If you wish to recommend a director candidate to the Board for consideration as a Board of Directors' nominee, you must submit in writing to the Board the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. You must deliver this information to our Chairman at our address and we must receive it no later than January 15 in any year for your proposed candidate to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates you recommend that comply with these requirements will receive the same consideration that the Board's candidates receive.

        Director candidates you recommend will not be considered for recommendation by the Board as potential Board of Directors' nominees if your recommendation is received later than January 15 in any year. However, you may nominate director candidates for election at the annual meeting, but no person who is not already a director may be elected at an annual meeting of shareholders unless that person is nominated in writing at least 60 days prior to the meeting. Such nominations, other than those made by or on behalf of our existing management, must be made in writing and must be delivered or mailed to our President, not less than 60 days prior to any meeting of shareholders called for the election of Directors. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.


Shareholder Communications with the Board of Directors

        If you wish to send communications to the Board of Directors you should mail them addressed to the intended recipient by name or position in care of:
Corporate Secretary, First South Bancorp, Inc., 1450 John B. White, Sr. Boulevard, Spartanburg, South Carolina 29306. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

        In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.


Attendance at Meetings of the Board of Directors and Meetings of Shareholders

        During the last full fiscal year, ending December 31, 2006, our Board of Directors met 13 times (includes meetings of First South Bank Board of
Directors). Each director attended a minimum of 75% of the total number of meetings of the Board of Directors and committees of which he was a member.

        We encourage, but do not require, our directors to attend annual meetings of shareholders. Last year all directors, except Mr. Herman E. Ratchford, attended the annual meeting of shareholders.

                             MANAGEMENT COMPENSATION


Compensation Discussion and Analysis

         Overview of Executive Compensation

        The Board of Directors has delegated responsibility for setting compensation for Mr. Slider, our Chief Executive Officer, to our Compensation Committee. Although subject to review by the Compensation Committee, the Board has delegated responsibility for setting compensation for Mr. Shuler, our Chief Financial Officer and our only other executive officer, to our Chief Executive Officer.

        The Committee has historically followed an informal policy of providing our Chief Executive Officer with a total compensation package consisting of salary, bonuses, insurance and other benefits, and, prior to 2006, stock options. The Committee's objectives in setting our Chief Executive Officer's compensation are:

          o to set salary and benefits at a competitive level designed to encourage our Chief Executive Officer to perform at his highest level in order to increase earnings and value to shareholders;
          o where appropriate, to award a bonus and increase the salary to reward our Chief Executive Officer for performance; and
          o    to retain our key executive.

        Compensation is designed to reward our Chief Executive Officer both for his personal performance and for the performance of our Company with respect to growth in assets and earnings, expansion, and increases in shareholder value. The Committee does not set specific advance goals for personal or corporate performance. The Committee makes its decisions about allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on the Committee's subjective assessment of how these allocations will best meet the Committee's overall compensation goals outlined above. The Committee makes no attempt to weigh one compensation element against any other in determining the overall compensation of our Chief Executive Officer, but rather makes its decisions concerning his compensation on the compensation package as a whole. Benefits from prior compensation elements, such as gains on stock options awarded for prior performance, are not considered in setting retirement or other benefits to be awarded for performance being currently evaluated.

        The following provides an overview of our compensation program for our Chief Executive Officer and Chief Financial Officer.

         Components of Executive Compensation

         During 2006, executive compensation, excluding life, health and disability insurance premiums generally available to all employees, consisted primarily of two key components: base salary and bonuses. We also provide various additional benefits to our executive officers, including retirement plans and perquisites. For 2006, base salary comprised approximately 67.2% of total executive officer compensation, bonuses comprised approximately 19.4% of total executive officer compensation, retirement plan benefits comprised approximately 9.8% of total executive officer compensation, and perquisites and board fees comprised approximately 3.6% of total executive officer compensation. The Compensation Committee based its decision to allocate executive officer compensation in this manner on its subjective assessment of how such allocation would meet our goals of remaining competitive with the compensation practices of financial institutions of similar size and of linking compensation to our corporate performance and individual executive officer performance.

        A more detailed discussion of each of these components of executive compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters is set forth in the sections below.

         Factors Considered in Setting Compensation

         Use of Market Surveys and Peer Group Data

        To remain competitive in the executive workforce marketplace, we believe it is important to consider comparative market information about compensation paid to executive officers of other financial institutions in our market area, the State of South Carolina and the Southeastern United States, as well as compensation paid to other executives with similar levels of skills and responsibility in those areas. We want to be able to attract and retain highly skilled and talented executive officers who have the ability to carry out our short- and long-term goals. To do so, we must be able to compensate them at levels that are competitive with compensation offered by other companies in our business and geographic marketplace that seek similarly skilled and talented executives. The market survey information we use is not routinely derived from a single source but may vary from year to year. Generally, compensation survey information reviewed by the Compensation Committee in setting compensation for our Chief Executive Officer is a compilation prepared by trade groups or associations, such as the South Carolina Bankers Association, in which our Bank a member. The Compensation Committee does not use the compensation information of any individual financial institution in considering the level or elements of chief executive officer compensation to be awarded.

        We believe the group of financial institutions we review in our market survey is an appropriate group to use for compensation comparisons because it aligns well with our asset levels, the nature of our business and workforce, and the talent and skills required for successful operations. The group of financial institutions we use for comparisons may change from time to time based on the factors noted above.

         Other Factors Considered

        In addition to considering market survey information in setting compensation we consider our Chief Executive Officer's knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as an executive officer, as well as the fairness of the compensation paid to him in relation to what we pay our other executive officer. Our Chief Executive Officer was one of the original organizers of our Bank and our Company, and we believe he has been a key component of our growth and success. The committee also considers recommendations from our Chief Executive Officer in setting his compensation.

         Timing of Executive Compensation Decisions

        Annual salary reviews and adjustments and bonus and option awards are routinely made in January of each year at the first regularly scheduled Compensation Committee meeting. Compensation determinations may also be made at other times during the year if in the opinion of the members of the Compensation Committee it is in the best interest of the Company to do so. The Committee does not time any form of compensation award to coincide with the release of material non-public information.

         Base Salary and Bonus

        We believe it is appropriate to set our Chief Executive Officer's base salary at a reasonable level that will provide him with a predictable income base on which to structure his personal budget. As noted above, in setting his salary, the Committee reviews market data about salaries paid to chief executives of other peer group financial institutions. The Committee also takes into consideration the overall condition of our Company, its level of success in recent years and its goals and budget for the current year. The Committee then makes a subjective determination of the salary level for the Chief Executive Officer.

        The Committee sets bonuses for our Chief Executive Officer taking into account our overall success, growth, and earnings performance relative to budget and his contribution to our success.

        The Committee set the base salary of our Chief Executive Officer in 2006 approximately 5.6% higher than the 2005 level reflecting his increased responsibility for a growing company operating in a more complex environment, coupled with his demonstrated ability to deliver a high level of success. The bonus awarded to our Chief Executive Officer for 2006 reflected the Committee's subjective judgment of an appropriate reward for his contributions to our success in 2006.

        In setting the Chief Executive Officer's salary for 2006, the Committee specifically took note of the facts that (i) we began 2006 with 9.6% more in total assets than we had begun 2005, and we expected total assets to increase in line with Board established growth plans, (ii) regulatory changes are continuing to increase the complexity and challenges of operating the business, and (iii) our Chief Executive Officer has continued to provide personal leadership and business skills that are critical to us. The Committee also considered information it had regarding salary levels of other Chief Executive Officers of similar size institutions in South Carolina and set a salary level that the Committee believed was fair to our Chief Executive Officer and to our Company. In setting the level of our Chief Executive Officer's bonus for 2006, the Committee did not use any formulas or guidelines, but subjectively sought to reward him for his participation in the growth of our assets and a substantial earnings increase in 2006. The Committee noted that our total assets had grown by 8.8% to $ 353.9 million at year-end 2006 while earnings had grown by 34.7% to $4.580 million for the year.

        In setting 2006 compensation for Mr. Shuler, our Chief Financial Officer, Mr. Slider, our Chief Executive Officer, considered his experience with accounting matters relating to financial institutions and the time he devoted to helping us comply with the complex financial regulatory and reporting requirements applicable to public companies generally and financial institutions specifically.

        For 2007, the Compensation Committee has set Mr. Slider's base salary at $235,350, and Mr. Slider has set Mr. Shuler's base salary at $138,880. None of the other elements of executive compensation have been changed for 2007.

         Stock Options

        No stock option awards have been granted since 2005. In its deliberations as to whether to continue to award stock options, the Committee determined that the costs to our Company of granting options as opposed to paying additional cash compensation, both in terms of the impact on earnings under the new accounting rules for options and potential dilution of our outstanding common stock, outweighed the benefits provided to us in terms of providing incentives to our executive officers. The Committee does not expect to award stock options again in the foreseeable future.

         Other Benefits

        We provide our executive officers with life and health insurance benefits provided to all other employees and make contributions to our 401(k) plan on their behalf on the same basis as contributions are made for all other employees.

        We also provide each of our executive officers with an automobile for business and personal use. In addition, we encourage and pay for our executives and their spouses to attend banking conventions and seminars. The Compensation Committee has determined that these benefits play an important role in our executive officers' business development activities on behalf of our Company. The Compensation Committee has also determined that providing such benefits helps to retain key executives and is an important factor in keeping our executive compensation packages competitive in our market area.

        All of the foregoing other elements of compensation awarded to named executives in 2006 were set at levels believed to be competitive with other financial institution employers in the State of South Carolina.

         Retirement and Other Termination Benefits

        We have entered into Salary Continuation Agreements with each of our executive officers. These agreements are described below under "-Retirement Benefits and Other Potential Payments Upon Termination of Employment or Change of Control." As discussed in that section, the agreements provide, among other things, for payments to our executive officers upon retirement, death or disability or upon a change of control. The events set forth as triggering events for the payments were selected because they are events the Committee believes to be similar to those provided for in many similar agreements for executive officers of financial institutions throughout South Carolina. It has become increasingly common in South Carolina for community financial institutions to provide for such payments under such conditions. We believe the change of control arrangements in the agreements are an important factor in attracting and retaining our executive officers by assuring them financial and employment status protections in the event control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and, thereby, can help to align their interests more closely with those of shareholders in negotiating transactions that could result in a change of control.

         Tax and Accounting Considerations

        With the exception of the retirement benefits under the Salary Continuation Agreements, for which the associated expense to the Company is deducted each year for book purposes but disallowed for income tax purposes until such time as benefits to executives have begun, all elements of executive compensation are tax deductible for the Company and taxable to executive officers.

         Security Ownership Guidelines and Hedging

        We do not have any formal security ownership guidelines for our executive officers, but both of our executive officers own a significant number of shares. We do not have any policies regarding our executive officers' hedging the economic risk of ownership of our shares.

         Financial Restatement

        The Board of Directors does not have a policy with respect to adjusting retroactively any cash or equity based incentive compensation paid to our executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of an award or payment, or with respect to recovery of any amount determined to have been inappropriately received by an individual executive. If such a restatement were ever to occur, the Board would expect to address such matters on a case-by-case basis in light of all of the relevant circumstances.


Compensation Committee Report

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" included in this Proxy Statement with management of our Company. Based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in our 2006 Annual Report on Form 10-K and in this Proxy Statement.

        David G. White, Chair         Roger A. F. Habisreutinger
        Chandrakant V. Shanbhag       Herman E. Ratchford


Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee in 2006 were Messrs. White, Habisreutinger, Shanbhag and Ratchford, none of whom is a current or former officer of our Company.


Executive Officer Compensation

        The following table sets forth information about compensation awarded to, earned by or paid to our Chief Executive Officer and Chief Financial Officer for the year ended December 31, 2006. Mr. Slider and Mr. Shuler are our only executive officers. Further information about compensation paid to Messrs. Slider and Shuler in 2006 is provided above under "-- Compensation Discussion and Analysis."

                           SUMMARY COMPENSATION TABLE

Name                                Year     Salary    Bonus       Option       Change in          All              Total
and                                            ($)        ($)      Awards       Pension Value      Other             ($)
Principal                                                          ($) (1)      and Nonqualified   Compen-
Position                                                                        Deferred           sation
                                                                                Compensation       ($) (3)
                                                                                Earnings  ($)(2)
-------------------------------     ----     -------   ------      ------       ----------------   ---------      --------
Barry L. Slider                     2006     226,350   74,786           0           18,762          32,620         352,518
  President and Chief
  Executive Officer
V. Lewis Shuler                     2006     132,880   28,744           0           12,951           7,560         182,135
  Executive Vice President and
  Chief Financial Officer

(1) No options were granted in 2006. Because the Company vested all outstanding options in 2005, no dollar amounts of options were recognized for financial statement reporting purposes with respect to 2006 in accordance with Financial Accounting Standard 123R.
(2)           The  aggregate  change in the  actuarial  present value of Messrs.
              Slider's and Shuler's accumulated benefits under their Salary Continuation Agreements from December 19, 2005 to December 19,
              2006.  These  agreements  are  discussed  below  under the caption
              "--Retirement Benefits and Other Potential Payments Upon Termination of Employment or Change of Control."
(3) Includes our 2006 contributions to the Bank's 401(K) Plan on behalf of Messrs. Slider and Shuler in the amounts of $13,320 and $7,560, respectively, and directors fees of $19,500 paid to Mr. Slider. Does not include premiums for life, health and disability coverage, which are provided to Messrs. Slider and Shuler on the same basis as for all other full-time employees. Also does not include perquisites or other personal benefits, the aggregate amount of which did not exceed $10,000 for either Mr. Slider or Mr. Shuler in 2006.


Grants of Plan Based Awards

        We did not grant any equity or non-equity incentive plan awards or any stock options or stock awards in 2006.


                2006 Outstanding Equity Awards At Fiscal Year-End

        The following table provides information about stock options held by our executive officers at the end of 2006. All outstanding options are currently exercisable. We have not granted any other equity based awards to our executive officers.

                                         Option Awards
                                         -------------
           Name                Number         Option     Option
                               of             Exercise   Expiration
                               Securities     Price      Date
                               Underlying        ($)
                               Unexercised
                               Options
                                    (#)
                                Exercisable
           ---------------     ------------   ------     ---------
           Barry L. Slider        5,696         9.79     12/31/10
                                  5,400        11.66     12/31/11
                                  4,320        16.66     12/31/12
                                  4,868        17.50     12/31/13
                                  2,984        29.16     12/31/14
                                  3,054        27.50     12/31/15
           V. Lewis Shuler        2,287         9.44     12/31/09
                                  2,829         9.79     12/31/10
                                  2,700        11.66     12/31/11
                                  2,186        16.66     12/31/12
                                  2,254        17.50     12/31/13
                                  1,382        29.16     12/31/14
                                  1,191        27.50     12/31/15


                     2006 Option Exercises And Stock Vested

        The following table provides information about our executive officers' exercises of stock options during 2006. No other stock awards are outstanding and none vested in 2006.


                                                    Option Awards
                                                    -------------
            Name                           Number of                Value
                                            Shares                Realized
                                           Acquired                  on
                                              on                  Exercise
                                           Exercise                ($)(1)
                                              (#)
            ---------------                ---------              ---------
            Barry L. Slider                 27,891                 549,356
            V. Lewis Shuler                 17,510                 345,469

(1) The difference between the market price of our common stock on the date of exercise and the exercise price of the options.

                                Pension Benefits

        The following table provides information about benefits payable the Salary Continuation Agreements.

Name                      Plan            Number        Present         Payments
                          Name            of Years      Value of        During
                                          Credited      Accumulated     Last
                                          Service       Benefit (1)     Fiscal
                                               (#)           ($)        Year
                                                                         ($)
---------------    -------------------    --------      -----------     --------
Barry L. Slider    Salary Continuation         7          108,591         0
                        Agreement
V. Lewis Shuler    Salary Continuation         7          164,499         0
                        Agreement

(1) The present value is calculated as of December 19, 2006, which is the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the year ended December 31, 2006.

     Retirement Benefits and Other Potential Payments Upon Termination of Employment or Change of Control

        We have entered into Salary Continuation Agreements with each of Messrs. Slider and Shuler. The agreements provide for payments of benefits to each of them upon termination of their employment with us.

        Information about the present value of Messrs. Slider's and Shuler's accumulated retirement benefits under the agreements is provided above in the "Pension Benefits" table.

        In the event either Mr. Slider's or Mr. Shuler's employment with us is terminated prior to his reaching age 65 for any reason other than cause, death or disability, or a change of control, each agreement provides for an early termination retirement benefit of between $916,848 and $1,162,800 for Mr. Slider, and $415,224 and $432,000 for Mr. Shuler, based on the length of service from 1999 to the date of termination of employment. Assuming each of Mr. Slider and Mr. Shuler's employment had been terminated under this section of the agreement on December 29, 2006, the benefit payable to Mr. Slider would have been $916,848 and the benefit payable to Mr. Shuler would have been $415,224. The benefits are payable to Mr. Slider and Mr. Shuler in monthly installments beginning in the month after their reaching age 65 and continuing for 215 additional months (a total of 216 months).

        In the event either Mr. Slider's or Mr. Shuler's employment with us is terminated due to disability prior to his retirement at age 65, the employee will receive an annual benefit of between $10,642 and $64,600, in the case of Mr. Slider, or between $16,082 and $24,000, in the case of Mr. Shuler, based on the length of service from 1999 to the date of termination of employment. Disability benefits are required to be recalculated if normal retirement benefits are increased. Assuming each of Mr. Slider and Mr. Shuler's employment had been terminated as a result of disability on December 29, 2006, the benefit payable to Mr. Slider would have been $191,556 and the benefit payable to Mr. Shuler would have been $289,476. Disability benefits are payable to Mr. Slider and Mr. Shuler in monthly installments beginning in the month after termination of employment and continuing for 215 additional months (a total of 216 months). Alternatively, upon petition of the employee, we, in our sole discretion, may instead pay an amount equal to the accrual balance in a lump sum within 60 days of termination of employment. Assuming each of Mr. Slider and Mr. Shuler's employment had been terminated as a result of disability on December 29, 2006, and we had paid their benefits in a lump sum, the benefit payable to Mr. Slider would have been $191,556 and the benefit payable to Mr. Shuler would have been $289,476.

        In the event either Mr. Slider's or Mr. Shuler's employment with us is terminated following a change of control, the employee will receive an annual benefit of between $50,936 and $64,600, in the case of Mr. Slider, or between $23,068 and $24,000, in the case of Mr. Shuler, based on the length of service from 1999 to the date of termination of employment. Assuming each of Mr. Slider and Mr. Shuler's employment had been terminated as a result of a change of control on December 29, 2006, the benefit payable to Mr. Slider would have been $916,848 and the benefit payable to Mr. Shuler would have been $415,224. Change of control benefits are payable to Mr. Slider and Mr. Shuler in monthly installments beginning in the month after the later of their reaching age 65 or termination of employment and continuing for 215 additional months (a total of 216 months).

        The agreements define a "change of control" as: (i) the acquisition by any person, group of persons or entities of the beneficial ownership or power to vote more than 20% percent of our outstanding stock, or (ii) during any period of two consecutive years, a change in the majority of our Board unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the two year period, or (iii) a reorganization, merger, exchange of shares, combination or consolidation of our Company with one or more other corporations or other legal entities in which we are not surviving the corporation, or a transfer of all or substantially all of our assets to another person or entity.

        In the event that Mr. Slider or Mr. Shuler dies while he is employed by us, his beneficiary will receive an amount between $104,958 and $619,689, in the case of Mr. Slider, and between $158,608 and $230,229, in the case of Mr. Shuler. Assuming each of Mr. Slider and Mr. Shuler's employment had been terminated as a result of death on December 29, 2006, the benefit payable to Mr. Slider's beneficiary would have been $104,958 and the benefit payable to Mr. Shuler's beneficiary would have been $158,608. Death benefits are payable to the employee's beneficiary in a lump sum within sixty days following the employee's death.

        The agreements provide that we will not be required to pay either Mr. Slider or Mr. Shuler any benefits if his employment is terminated as a result of any of the following: (i) any willful act of misconduct or gross negligence, prior to a change of control, which is materially injurious to us monetarily or otherwise; (ii) a criminal conviction for any act involving our business and affairs; or (iii) a criminal conviction for commission of a felony, the circumstances of which substantially relate to his position with us. We also are not required to make payments under the agreement if the employee has made any material misstatement of fact on any application for life insurance purchased by us.

        In the event that the benefit payable to Mr. Slider or Mr. Shuler under the agreement should cause a "parachute payment," as defined in Internal Revenue Code Section 280G(b)(2), then such benefit shall be reduced one dollar at a time until the payment will not constitute a parachute payment. In the event the benefit Mr. Slider or Mr. Shuler receives under the agreement is incorrectly calculated so that such amount constitutes a parachute payment, then he is required promptly to refund to us the excess amount. "Excess amount" means the amount in excess of the employee's base amount, as defined in Code Section 280G(b)(3), multiplied by 2.999.

        These benefits were indirectly funded in 1999 through the purchase of universal life insurance policies on the lives of Messrs. Slider and Shuler which we own and which are reflected in our balance sheet as other assets. Although we plan to use these policies to fund our obligations under the agreements, our obligations are independent of the policies.

        The foregoing description is a summary of the terms of the Salary Continuation Agreements and is qualified in its entirety by reference to the actual text of the agreements, the form of which was filed with the Securities and Exchange Commission as an exhibit to our Form 10-KSB for the year ended December 31, 1999. This summary description does not create any legal or equitable rights in any person.


Nonqualified Deferred Compensation

        We do not provide any defined contribution or other plans that provide for deferral of compensation on a basis that is not tax-qualified.

1996 and 2005 Stock Option Plans

         1996 Stock Option Plan

        On April 17, 1996, the Board of Directors of our Bank adopted the 1996 Stock Option Plan, which reserved 112,500 shares of common stock (as adjusted to reflect 2-for-3 stock split on March 19, 2004) for issuance pursuant to the exercise of options which could be granted pursuant to the 1996 Stock Option Plan. The 1996 Stock Option Plan was approved by the shareholders of the Bank at the 1997 Annual Meeting of Shareholders. Upon our acquisition of the Bank in 1999, the 1996 Stock Option Plan and the outstanding options became our plan and options. Options granted under the 1996 Stock Option Plan may be either "incentive stock options" within the meaning of the Internal Revenue Code, or nonqualified stock options and may be granted to persons who are our employees or employees of the Bank or any subsidiary (including officers and directors who are employees) at the time of grant or, in the case of nonqualified options, to persons who are not employees, such as directors. Incentive stock options must have an exercise price not less than the fair market value of the common stock at the date of grant, as determined by a committee of the Board of Directors consisting of at least three non-employee directors (the "Committee"). Other options shall have the exercise price set by the Committee. The Committee may set other terms for the exercise of the options but may not grant more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. Payment for optioned shares may be in cash, common stock or a combination of the two. The Committee also selects the employees to receive grants under the 1996 Plan and determines the number of shares covered by options granted under the plan. No options may be exercised after ten years from the date of grant and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of our Company or our Bank, within three months after the date of termination of employment, within twelve months of disability, or within two years of death. The terms and conditions of other options relating to termination of employment, death or disability will be determined by the Committee. The 1996 Stock Option Plan terminated on April 16, 2006, and no options have been granted thereunder after that date.

         2005 Stock Option Plan

        On March 16, 2005, our Board of Directors adopted the 2005 Stock Option Plan, which reserves 420,000 shares (adjusted for a 6-for-5 stock split in 2006) of common stock for issuance pursuant to the exercise of options. The 2005 Stock Option Plan was approved by our shareholders at the 2005 Annual Meeting of Shareholders. The Plan is administered by the Board of Directors or a Committee appointed by the Board of Directors. Options awarded under the Plan are "incentive stock options" within the meaning of the Internal Revenue Code. Options may be granted pursuant to the 2005 Stock Option Plan to persons who are employees of our Company or any subsidiary (including directors who are employees) at the time of grant. The Board of Directors or the Committee selects the persons to receive grants under the 2005 Stock Option Plan and determines the number of shares covered by options granted under the 2005 Stock Option Plan. All stock options will have such exercise prices as may be determined by the Board of Directors or the Committee at the time of grant, but such prices may not be less than the fair market value of the Common Stock at the date of grant. The Board of Directors or the Committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is our employee, within three months after the date of termination of employment, or within twelve months of death or disability, but only to the extent the option has not expired. The number of shares reserved for issuance under the 2005 Stock Option Plan, the number of shares covered by outstanding options and the exercise price of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without our receipt of consideration. All outstanding options will become immediately exercisable in the event of a change of control of our Company (as defined in the 2005 Stock Option Plan). The Board of Directors may alter, suspend or discontinue the 2005 Stock Option Plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the 2005 Stock Option Plan, materially increase benefits to participants under the 2005 Stock Option Plan, or materially modify the eligibility requirements under the 2005 Stock Option Plan without shareholder approval or ratification. Unless earlier terminated, the 2005 Stock Option Plan will terminate on March 18, 2015, and no options will be granted thereunder after that date.

        The foregoing descriptions are summaries of the terms of the 1996 Stock Option Plan and the 2005 Stock Option Plan and are qualified in their entirety by reference to the actual texts of the plans, which are filed with the Securities and Exchange Commission as exhibits to our Forms S-8 filed September 23, 2005. These summary descriptions do not create any legal or equitable rights in any person.


Compensation of Directors

        In 2006, we paid our directors, other than the Chairman of our Board, $1,500 for each monthly meeting of the Board of Directors attended, and we paid our Chairman of the Board $1,600 for each monthly meeting of the Board of Directors attended. We also paid directors, other than committee chairs, $1,000 for each committee meeting attended, and we paid committee chairs $1,050 for each committee meeting attended. Directors of our Company are also directors of our subsidiary, First South Bank, but they are not paid additional director fees for serving in the capacity of directors of both our Company and our Bank.

        The table below provides information about all compensation we paid to each of our directors for their service during 2006. Information about director's fees paid to Mr. Slider is included in the Summary Compensation Table.

                           2006 DIRECTOR COMPENSATION

Name                            Fees       Stock     Option     Non-Equity        Change in        All Other         Total
                                Earned     Awards    Awards     Incentive Plan    Pension Value    Compensation         ($)
                                or            ($)       ($)     Compensation      and                     ($)
                                Paid in                                ($)        Nonqualified
                                Cash                                              Deferred
                                   ($)                                            Compensation
                                                                                  Earnings
                                                                                        ($)
                                -------    ------    -------    --------------    -------------    --------------    -------

Harold E. Flemming               33,150         0          0                 0                0                 0    33,150
Joel C. Griffin                  27,000         0          0                 0                0                 0    27,000
Roger A.F. Habisreutinger        41,650         0          0                 0                0                 0    41,650
Herman E. Ratchford              28,000         0          0                 0                0                 0    28,000
Chandrakant V. Shanbhag          38,050         0          0                 0                0                 0    38,050
David G. White                   35,150         0          0                 0                0                 0    35,150

                        TRANSACTIONS WITH RELATED PERSONS

        Our Bank, in the ordinary course of its business, makes loans to and has other banking transactions with our directors, officers, principal shareholders, and their associates. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. None of such loans have been classified as nonaccrual, past due, restructured or problem loans. The aggregate dollar amount of loans outstanding to such persons at December 31, 2006 was $4,686,954, and during 2006, $6,241,362 in new loans were made and repayments totaled $4,672,432. Rates paid on deposits and fees charged for other banking services, and other terms of these transactions, are also the same as those prevailing at the time for comparable transactions with other persons. The Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates.

        From time to time we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders or their associates. These types of transactions or services might include, among others, purchases of insurance, purchases or leases of automobiles, legal services and facilities construction. We only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties. Our Board approves such transactions on a case by case basis when material expense amounts are involved, but only when the business transaction or arrangement, as the sole criteria, is in the best interest of our Company. Since transactions of this nature are rare, we do not have written policies or procedures with respect to such approvals. Approvals of transactions of this nature are recorded in the minutes of our Board meetings.

        We have obtained legal services from the Law Office of David G. White in the past and expect to do so in the future. David G. White is one of our directors.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their ownership of our Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to us and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2006.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Ratification of Accountants

        The Board has selected Cherry, Bekaert & Holland, L.L.P., Certified Public Accountants with offices in Spartanburg, South Carolina, to serve as our registered public accounting firm for 2007. It is expected that representatives from this firm will be present and available to answer appropriate questions at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so.

        The Board recommends that you vote "FOR" the ratification of the selection of Cherry, Bekaert & Holland, L.L.P., as our independent auditors.


Fees Paid to Independent Auditors

        The following table shows information about fees billed by our independent auditors for audit services rendered in connection with the audits of our consolidated financial statements and reports for the years ended December 31, 2006 and 2005, and for other services rendered during such years on our behalf and on behalf of the Bank, as well as all out-of-pocket expenses incurred in connection with these services.

        Fee Category                                 2006      % of Total        2005       % of Total
        ------------                                 ----      ----------        ----       ----------
        Audit Fees                                  $42,000       93.0         $41,100         97.0
        Audit-Related Fees                                -          -             345           .8
        Tax Fees                                                                   925          2.2
        All Other Fees                                3,168        7.0               -            -
                                                    -------      -----         -------         ----

        Total Fees                                  $45,168      100.%         $42,370         100.%
                                                    -------                    -------

         Audit Fees

        Audit fees include fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports, and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

         Audit-Related Fees

        Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under "Audit Fees." These fees would include services related to employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

         Tax Fees

        Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal, state and international tax compliance. Fees for other tax services include fees billed for other miscellaneous tax consulting and planning and for individual income tax preparation.

         All Other Fees

         Other services which were provided by Cherry, Bekaert & Holland, L.L.P. for the year ended December 31, 2006 include consulting services regarding the establishment of a deferred compensation plan.

        In making its decision to appoint Cherry, Bekaert & Holland, L.L.P. as our independent auditors for the fiscal year ending December 31, 2007, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Cherry, Bekaert & Holland, L.L.P.


    Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to limited exceptions for non-audit services described in
Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. All audit and permitted non-audit services were approved by the Audit Committee in 2006.

                             AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2006. Our Audit Committee has discussed with our independent auditors, Cherry, Bekaert & Holland, L.L.P., the matters required to be discussed by Statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee has also received the written disclosures and the letter from Cherry, Bekaert & Holland, L.L.P., required by Independence Standards Board Standard No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Cherry, Bekaert & Holland, L.L.P., their independence.

        Based on their review of the consolidated financial statements and discussions with and representations from management and Cherry, Bekaert & Holland, L.L.P. referred to above, our Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2006, for filing with the Securities and Exchange Commission.

        Harold E. Fleming, Chairman           Herman E. Ratchford
        Chandrakant V. Shanbhag               David G. White

                                  OTHER MATTERS

        The Board of Directors knows of no other business to be presented at the meeting of stockholders. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on the Proxy, your shares will be voted in accordance with the specifications so made.

        Unless contrary instructions are indicated on the Proxy, all shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are voted, will be voted "FOR" the election of any or all of the nominees for directors named herein and "FOR" ratification of Cherry, Bekaert & Holland, L.L.P. as our independent auditors.

                           INCORPORATION BY REFERENCE

        Neither the "Compensation Committee Report" nor the "Audit Committee Report" included in this proxy statement shall be deemed to be filed with the Securities and Exchange Commission, nor deemed incorporated by reference into any of our prior or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        You may obtain copies of our annual report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2006, free of charge by requesting such form in writing from Barry L. Slider, President, First South Bank, Post Office Box 1928, Spartanburg, South Carolina 29304. Copies may also be obtained from the SEC's website at www.sec.gov.

                                      PROXY

                            FIRST SOUTH BANCORP, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS - June 27, 2007

         Roger A.F. Habisreutinger or V. Lewis Shuler, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on June 27, 2007, and at any adjournment thereof, as follows:

1.    ELECTION OF        FOR all nominees listed            WITHHOLD AUTHORITY
      DIRECTORS TO       below (except any I have           to vote for all
      HOLD OFFICE        written below)  [ ]                nominees listed
      FOR THE TERM                                          below  [ ]
      SHOWN.


Three-Year Term:        Harold E. Fleming, Joel C. Griffin and Barry L. Slider

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL(S) WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE BELOW.


2. Ratification of the selection of Cherry, Bekaert & Holland, L.L.P., as our independent auditors.

             FOR  [ ]             AGAINST  [ ]              ABSTAIN  [ ]

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears on this form. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated: _____________,  2007       ______________________________________________



                                  ______________________________________________